Exhibit 99.1

Aspira Women’s Health Inc. Announces Receipt of Delisting Notification from Nasdaq

April 16, 2025 (GLOBE NEWSWIRE) — Aspira Women’s Health Inc. (“Aspira” or the “Company”) (NASDAQ: AWH), a bio-analytical based women’s health company focused on the development of gynecologic disease diagnostic tools, today announced that on April 15, 2025, the Company received written notice (the “Notice”) from the Office of General Counsel of The Nasdaq Stock Market (“Nasdaq”) indicating that the Nasdaq Hearings Panel has determined to delist the Company’s shares from Nasdaq due to the Company’s failure to meet Nasdaq’s continued listing standards. As previously disclosed, the Company has not been compliant with the requirements under Nasdaq Listing Rule 5550(b)(1) to maintain a minimum of $2.5 million in stockholders’ equity for continued listing on the Nasdaq Capital Market. Trading in the Company’s shares of common stock (the “Common Stock”) will be suspended on Nasdaq effective with the open of trading on Thursday, April 17, 2025.

Upon suspension of the trading of its Common Stock on Nasdaq, the Company expects that its Common Stock will begin trading under its existing symbol “AWH” on markets operated by OTC.

About Aspira Women’s Health Inc.

Aspira Women’s Health Inc. is dedicated to the discovery, development, and commercialization of noninvasive, AI-powered tests to aid in the diagnosis of gynecologic diseases.

OvaWatch® and Ova1Plus® are offered to clinicians as OvaSuiteSM. Together, they provide the only comprehensive portfolio of blood tests to aid in the detection of ovarian cancer risk for the 1.2+ million American women diagnosed with an adnexal mass each year. OvaWatch provides a negative predictive value of 99% and is used to assess ovarian cancer risk for women where initial clinical assessment indicates the mass is indeterminate or benign, and thus surgery may be premature or unnecessary. Ova1Plus is a reflex process of two FDA-cleared tests, Ova1® and Overa®, to assess the risk of ovarian malignancy in women with an adnexal mass planned for surgery.

Our in-development test pipeline will expand our ovarian cancer portfolio and address the tremendous need for non-invasive diagnostics for endometriosis, a debilitating disease that impacts millions of women worldwide. In ovarian cancer, we intend to combine microRNA and protein biomarkers with patient data to further enhance the sensitivity and specificity of our current tests. In endometriosis, we have developed the first-ever non-invasive test designed to identify endometriomas, one of the most commonly occurring forms of severe endometriosis. Through our ongoing endometriosis development program, we are combining microRNA and protein biomarkers with patient data, with the intent of identifying all endometriosis independent of disease location or severity.

Forward-Looking Statements

This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks and uncertainties. Such forward-looking statements include statements regarding, among other things, the timing and completion of any products in the development pipeline and other statements that are predictive in nature, and whether the marketing of the OvaSuite portfolio will prove successful. Actual results could differ materially from those discussed due to known and unknown risks, uncertainties, and other factors. These forward-looking statements generally can be identified by the use of words such as “designed to,” “expect,” “plan,” “anticipate,” “could,” “may,” “intend,” “will,” “continue,” “future,” and other words of similar meaning and the use of future dates. These and additional risks and uncertainties are described more fully in the Company’s filings with the SEC, including those factors identified as “Risk Factors” in our most recent Annual Report on Form 10-K, for the fiscal year ended December 31, 2024, and subsequent Quarterly Reports on Form 10-Q. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Aspira presently does not know, or that Aspira currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Aspira’s expectations, plans, or forecasts of future events and views as of the date of this press release. Subsequent events and developments may cause the Company’s assessments to change. However, while Aspira may elect to update these forward-looking statements at some point in the future, Aspira expressly disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Aspira’s assessments of any date after the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor Relations Contact:

Investors@aspirawh.com